Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2007 (which expressed an unqualified opinion and included explanatory paragraphs relating to the financial statements’ translation of Renminbi amounts into U.S. Dollar amounts) relating to the consolidated financial statements of ChinaCast Education Corporation, appearing in the Annual Report on Form 10-KSB, and our report dated April 17, 2007 (June 19, 2007 as to Notes 3 and 21) (which expressed an unqualified opinion and included explanatory paragraphs relating to the financial statements’ translation of Renminbi amounts into U.S. Dollar amounts and the retrospective adjustments to reflect the effects of discontinued operations), relating to the consolidated financial statements of ChinaCast Education Corporation appearing in Amendment 2 to Registration Statement on Form SB-2 for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China
July 10, 2007